Exhibit 8.1

Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 www.mayerbrown.com
March 11, 2019
WFN Credit Company, LLC 3075 Loyalty Circle Columbus, Ohio 43219
Re: WFN Credit Company, LLC Registration Statement on Form SF-3

We have acted as special counsel for WFN Credit Company, LLC, a Delaware limited liability company, as registrant (the “Registrant”), World Financial Network Credit Card Master Trust and World Financial Network Credit Card Master Note Trust (the “Note Trust”) in connection with the preparation of a Registration Statement on Form SF-3 to which this opinion is an exhibit (the “Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), registering asset-backed notes secured by a beneficial interest in a pool of receivables arising under certain revolving credit card accounts (the “Notes”). The Registration Statement incorporates the contents of the form of prospectus (the “Prospectus”). The Notes will be issued pursuant to a Master Indenture, dated as of August 1, 2001, between the Note Trust and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A., and as successor in interest to The Bank of New York Mellon Trust Company, N.A. (as successor in interest to BNY Midwest Trust Company)), as indenture trustee (the “Indenture Trustee”), filed as Exhibit 4.1 to the Registration Statement, as supplemented by Supplemental Indenture No. 1, dated as of August 13, 2003, between the Note Trust and the Indenture Trustee, filed as Exhibit 4.3 to the Registration Statement, Supplemental Indenture No. 2 to Master Indenture, dated as of June 13, 2007, between the Note Trust and the Indenture Trustee, filed as Exhibit 4.4 to the Registration Statement, Supplemental Indenture No. 3 to Master Indenture, dated as of May 27, 2008, between the Note Trust and the Indenture Trustee, filed as Exhibit 4.5 to the Registration Statement, Supplemental Indenture No. 4 to Master Indenture, dated as of June 28, 2010, between the Note Trust and the Indenture Trustee, filed as Exhibit 4.6 to the Registration Statement, Supplemental Indenture No. 5 to Master Indenture, dated as of February 20, 2013, between the Note Trust and the Indenture Trustee, filed as Exhibit 4.7 to the Registration Statement, and Supplemental Indenture No. 6 to Master Indenture, between the Note Trust and the Indenture Trustee, dated as of July 6, 2016, filed as Exhibit 4.8 to the Registration Statement (as so amended, the “Master Indenture”), and a related Indenture Supplement (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”), between the Note Trust and the Indenture Trustee, substantially in the form filed as Exhibit 4.11 to the Registration Statement. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Indenture.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

WFN Credit Company, LLC

March 11, 2019

Our opinion is based on our examination of the Prospectus, the Indenture and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Note Trust and the issuance and sale of the Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the heading “Structural Summary – Tax Status” and “Federal Income Tax Consequences” in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

While the tax description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Code, based on the foregoing, as of the date hereof, we hereby adopt and confirm the statements set forth in the Prospectus under the headings “Structural Summary – Tax Status” and “Federal Income Tax Consequences”, which discusses the federal income tax consequences of the purchase, ownership and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Mayer Brown LLP

WFN Credit Company, LLC

March 11, 2019

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings “Structural Summary – Tax Status” and “Federal Income Tax Consequences” in the Prospectus, without admitting that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit.

Very truly yours,

/s/ Mayer Brown LLP

MAYER BROWN LLP